UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 16, 2021
__________________________________________
Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D,	Xerox Technology Park
A91 H9N9
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement

On February 16, 2021, Cimpress plc (“Cimpress”) entered into Amendment No. 5 among Cimpress and four of its subsidiaries, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (collectively, the “Borrowers”); the lenders named therein as lenders (the “Lenders”); and JPMorgan Chase Bank N.A., as administrative agent for the Lenders (the “Administrative Agent”) (“Amendment 5”), which amends the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017 and as previously amended among the Borrowers, the lenders named therein as lenders, and the Administrative Agent (the “Credit Agreement”).

In April 2020, Cimpress entered into Amendment No. 4 to the Credit Agreement (“Amendment 4”), which suspended the financial maintenance covenants under the Credit Agreement for a period (the “Covenant Suspension Period”) from the date of Amendment 4 until the earlier of the date on which Cimpress published its financial results for the quarter ending December 31, 2021 and the date on which Cimpress elected to exit the Covenant Suspension Period. On February 16, 2021, Cimpress elected to exit the Covenant Suspension Period early, and Amendment 5 reinstates the financial maintenance covenants under the Credit Agreement as follows:

•Maximum Leverage Ratio of Consolidated Total Indebtedness to Consolidated EBITDA for the four trailing fiscal quarters of 5.25 to 1.00 during the period from February 16, 2021 through and including September 30, 2022 (the “Covenant Adjustment Period”) and 4.75 to 1.00 following the Covenant Adjustment Period

•Maximum Senior Secured Leverage Ratio of Consolidated Senior Secured Indebtedness to Consolidated EBITDA for the four trailing fiscal quarters of 3.00 to 1.00 during the Covenant Adjustment Period and 3.25 to 1.00 following the Covenant Adjustment Period

•Minimum Interest Coverage Ratio of Consolidated EBITDA to Consolidated Interest Expense to the extent paid in cash, in each case for the four trailing fiscal quarters, of 3.00 to 1.00, but if Cimpress repays in full its 12.0% Senior Secured Notes Due 2025, then the calculation of Consolidated Interest Expense excludes all cash interest expense in respect of such Senior Secured Notes incurred in the fiscal quarter during which the Senior Secured Notes are repaid as well as the three preceding fiscal quarters

In addition, Amendment 5 modified several of the negative covenants that limit certain activities and actions of Cimpress, including but not limited to removing most of the more restrictive limitations on investments, acquisitions, and restricted payments that were in place during the Covenant Suspension Period.

All capitalized terms that are used but not defined in this report have the meanings set forth in Amendment 5. The foregoing is not a complete description of Amendment 5 and is qualified by reference to the full text and terms of Amendment 5, which is filed as an exhibit to this report and incorporated herein by reference.

Cimpress also issued a press release on February 17, 2021 announcing Amendment 5, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
10.1
Amendment No. 5, dated as of February 16, 2021, among Cimpress plc, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (the “Borrowers”); the lenders named therein as lenders; and JPMorgan Chase Bank N.A., as administrative agent for the lenders (the “Administrative Agent”), to the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, and as previously amended, among the Borrowers, the lenders named therein, and the Administrative Agent

99.1	Press release dated February 17, 2021 entitled “Cimpress Amends Credit Facility and Ends Covenant Suspension Period
104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2021	Cimpress plc

	By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer